Exhibit 10.1

Amended and Restated Agreement between

the Attorney General of the State of New York

and the Superintendent of Insurance of the State of New York,

and Marsh & McLennan Companies, Inc., Marsh Inc., and their subsidiaries and affiliates

WHEREAS, Marsh & McLennan Companies, Inc. (“MMC”), Marsh Inc. (“Marsh”), and their subsidiaries and affiliates entered into a Settlement Agreement with the Attorney General of the State of New York (“Attorney General”) and the Superintendent of Insurance of the State of New York (“Superintendent”) dated January 30, 2005, as amended from time to time (the “Settlement Agreement”); and

WHEREAS, the Attorney General and the Superintendent conducted public hearings in July 2008 on the subject of insurance producer compensation and disclosure practices; and

WHEREAS, 11 NYCRR 30 (Regulation No. 194) was promulgated on February 10, 2010; and

WHEREAS, the Superintendent has concluded that Marsh has substantially met its obligations under the Settlement Agreement, as determined by an independent examiner;

NOW, THEREFORE, the parties hereby agree that, effective as of February 11, 2010, the Settlement Agreement shall be amended and restated as follows:

1.

Compensation Disclosure to Insurance Purchasers: In New York, and each of the other 49 states of the United States, the District of Columbia, and all U.S. Territories, Marsh shall provide compensation disclosure that will, at a minimum, comply with the terms of Regulation No. 194, as may be amended from time to time, or the provisions of the Settlement Agreement, as existed prior to the adoption of this Amended and Restated Agreement.

2.

Compliance Programs and Training: Marsh shall maintain its compliance programs and continue to provide appropriate training to relevant employees in business ethics, professional obligations, conflicts of interest and antitrust and trade practices compliance.

3.

Prohibition on Reinsurance Brokerage “Leveraging”: In placing, renewing, consulting on or servicing any insurance policy, Marsh shall not directly or indirectly accept from or request of any insurer any promise or commitment to use any of Marsh’s brokerage, agency, producing or consulting services, including reinsurance brokerage, agency or producing services, in exchange for production of business to such insurer.

4.

Prohibition of Inappropriate Use of Wholesalers: In placing, renewing, consulting on or servicing any insurance policy, Marsh shall not directly or indirectly knowingly place, renew, consult on or service a client’s insurance business through a wholesale broker in a manner that is contrary to the client’s best interests.

5.	The Superintendent and Attorney General reserve the right to take action to enforce this Amended and Restated Agreement. If compliance with any aspect of this Amended and Restated Agreement proves impracticable, Marsh reserves the right to request that the parties modify it accordingly.

6.	This Amended and Restated Agreement shall be governed by the laws of the State of New York.
7.

This Amended and Restated Agreement supersedes and replaces the Settlement Agreement and all prior agreements, arrangements, commitments and understandings, whether written or oral, with respect to the subject matter hereof, and constitutes the entire agreement of the parties.

8.	This Amended and Restated Agreement may be executed in counterparts, including via facsimile.

WHEREFORE, the following signatures are affixed hereto on the date first above written.

New York Attorney General	New York Insurance Department

/s/ Michael Berlin	/s/ James J. Wrynn
By: Michael Berlin	By: James J. Wrynn
Deputy Attorney General	Superintendent of Insurance
For Economic Justice
120 Broadway, 25th Floor	25 Beaver Street
New York, NY 10271	New York, NY 10004

Marsh & McLennan Companies, Inc.	Marsh Inc.

By: /s/ Peter J. Beshar	By: /s/ Daniel S. Glaser
Peter J. Beshar	Daniel S. Glaser
Executive Vice President and General Counsel	Chairman and Chief Executive Officer
Marsh & McLennan Companies, Inc.	Marsh Inc.
1166 Avenue of the Americas	1166 Avenue of the Americas
New York, New York 10036	New York, New York 10036